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                                                                      EXHIBIT 10

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of the first (1st) day of January, 1999, between EYEMAKERS, INC., a Nevada corporation (the "Corporation") and JOHN L. EDWARDS (the "Executive").

     WHEREAS, the Executive has valuable experience, knowledge and ability in the Corporation's field of business; and

     WHEREAS, the Corporation wishes to retain the employment of the Executive as its Chief Executive Officer under the terms of this Agreement and the Executive is willing to accept such employment upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants, warranties and mutual agreements herein set forth and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

     SECTION I.  Term of Employment and Employment Duties.

     A. Employment Period. The Executive agrees to be employed by the Corporation on the terms and conditions herein contained, for a period (hereinafter called the "Term") commencing on the date hereof and continuing for two (2) years (the "Initial Term") and thereafter from year to year, unless terminated by either party's giving written notice to the other at least sixty
(60) days prior to the termination of the Initial Term or sixty (60) days prior to a subsequent anniversary thereof. During the Term, the Executive shall devote a substantial majority of his time, energy and skill to the affairs of the Corporation and any subsidiaries and affiliated business entities and to the promotion of their interests.

     B. Duties. The Executive shall serve as the President and Chief Executive Officer of the Corporation, with responsibility for leading and guiding the Corporation, providing strategic direction and generally responsible for establishing and successfully managing the performance of the Corporation's business plan, as well as such services and duties for the Corporation, or of any corporation affiliated with the Corporation, consistent with such position as he may be reasonably assigned from time to time by the Board of Directors of the Corporation. The Executive shall also serve as a member of the Corporation's Board of Directors during the Term by election of the Executive to the Corporation's Board of Directors. The Executive agrees to travel for business purposes for reasonable lengths of time.

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     SECTION II.  Compensation.

     A. Compensation. During the Term of this Agreement, as compensation for his services and covenants under this Agreement, the Corporation shall pay the Executive a minimum salary at the rate of One Hundred Seventy Five Thousand ($175,000) Dollars per annum, payable either (i) in equal semi-monthly installments on the 15th and last day of each calendar month during the Term of this Agreement; or (ii) in accordance with the Corporation's regular payroll practices for its principal executives, pro-rated for any partial employment. Such minimum salary shall be reviewed annually by the Board of Directors for possible increase based upon Executive's performance. The Corporation shall pay Executive additional compensation by such other means as are set forth herein.

     B. Bonus. In addition to the compensation set forth above, Executive may earn a bonus, payable in cash, equal to up to 100% of his base salary if the performance of the Corporation meets or exceeds the criteria set forth on Exhibit A hereto.

     C. Stock Options. On the date of employment hereof the Corporation grants to Executive incentive stock options at an exercise price of fair market value in an amount equal to one million (1,000,000) shares. Such options shall vest over four years, have a ten year life and are otherwise subject to the terms of the Company's IRS-compatible Performance Incentive Stock Plan, or other plans adopted by the Corporation. During the term, or any renewal, hereof if the Corporation issues additional stock or securities convertible into stock, the Corporation shall grant to Executive additional options to maintain his aggregate optioned shares at not less than 3% of the actual shares outstanding. From time to time the Board of Directors may decide , in its sole discretion, to grant Executive additional stock options.

     D. Stock Acquisition. In the event that the Corporation performs at 150% of Board-approved budgeted sales and budgeted operating income for any four (4) successive quarters during the term, or any renewal), hereof, Corporation agrees to lend to the Executive the sum of Four Hundred Thousand ($400,000) Dollars and if the Executive executes the loan he will purchase from the Corporation at fair market value Four Hundred Thousand ($400,000) Dollars worth of shares of common or preferred stock of the Corporation. The Executive's obligation to repay the aforesaid loan will be represented by his personal note (the "Note") which is secured by a pledge of his stock (the "Pledge Agreement"), copies of which are attached hereto as Exhibits B and C.

     1. Interest on said loan shall begin upon the borrowing date and shall accrue at the applicable federal rate for seven (7) year term notes effective upon the borrowing date and shall be payable annually. Executive shall apply all bonuses earned to the payment of interest, but if bonuses are not declared, then the Executive shall make payment from his other funds; provided, however, that the Executive may, at his option, elect to have any unpaid interest accrued and added to the principal at the end of each year, marked by the anniversary date hereof.

     2.  Principal on said Note shall be paid in full at the end of the seven
(7) year Term of the Note; provided, however, that principal shall be pre-paid in whole or in part,

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from any and all bonuses earned by and payable to the Executive during the Term hereof to the extent said bonuses exceed accrued and current interest due, as well as any and all proceeds received by Executive from dividends or on a sale of his stock of the Corporation, or otherwise pursuant to the terms of the Note and Pledge Agreement executed by Executive.

     3. At the option of Executive, he may turn back shares of stock owned by him (common or preferred) to the Corporation, at their then fair market value, as payment of his obligations, both principal and interest, on said Note.

     4. In the event Executive's employment with the Corporation should terminate prior to the satisfaction of the Note, the Note, and all principal and interest due thereunder, shall become immediately due and payable on said termination date. Executive shall have the option to satisfy the Note by a cash payment or by turning back stock at its then fair market value.

     E. Reimbursement of Expenses. During the Term of this Agreement, the Executive will be reimbursed by the Corporation for his reasonable business expenses incurred in connection with the performance of his duties hereunder, to the extent that such expenditures are substantiated by the Executive to meet the requirements of the Internal Revenue Service regulations and are deductible by the Corporation for federal income tax purposes.

     SECTION III.  Health and Insurance Plans and Vacation.

     During the Term of this Agreement, the Executive shall be entitled to participate in any medical or accidental death insurance plan which has been or which may be adopted by the Corporation for the general and overall benefit of full-time principal executives of the Corporation, upon the same terms and conditions as such executives. The Executive shall enjoy such vacation, holiday and similar rights and privileges as are enjoyed generally by the Corporation's full-time principal executives.


     SECTION IV.  Non-Competition and Confidentiality.

     A. Non-Competition During and After Employment Period. The Executive agrees that both during his employment by the Corporation and for a period of twenty-four (24) months following the termination of such employment for any reason other than the Corporation's breach of this Agreement, he shall not engage, directly or indirectly, in any location where the products of the Corporation are being marketed at the time of his termination (or within a period of twelve (12) months prior thereto), in any business of the same nature as or of a similar nature to the business of the Corporation; nor shall the Executive engage in or participate, directly or indirectly, in the ownership or management of any enterprises so engaged, except that nothing contained in-this Section shall prevent the Executive from owning any stock listed on a national securities exchange or traded in

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the over-the-counter market in any business of the same nature as or of a similar nature to the business of the Corporation so long as the Executive and his "associates" (as such term is defined in Regulation 14A of the Securities Exchange Act of 1934 as in effect on the date hereof) collectively do not own more than five (5%) percent of such stock, unless the Corporation is one of Executive's "associates".

     B. Hiring of Affiliated Employees. The Executive agrees that during his employment and for a period of twenty-four (24) months thereafter (provided that the Corporation shall not have breached its obligations hereunder) neither he nor any employer with whom he is at the time affiliated, shall hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee or agent of the Corporation to discontinue his or her relationship with the Corporation. For purposes of the preceding sentence, an employer with whom the Executive is "affiliated" shall be considered one which the Executive in combination with members of his family and with not more than three other unrelated persons and members of their respective families have the power, directly or indirectly, to control by reason of stock ownership, directorship, executive ownership or otherwise.

     C. Confidentiality. The Executive agrees that during the Employment Period and at all times thereafter he shall hold and keep confidential all data and information relating to the business of the Corporation or of any corporation or other entity which is now or which may, during the Term of this Agreement, become affiliated with the Corporation ("Confidential Information" as defined below) as to which the Executive is now, or at any time during his employment under this Agreement shall become informed. The Executive agrees that he shall not, directly or indirectly, either disclose any Confidential Information to any person, firm or corporation, or use the same or permit the same to be disclosed or used, except in connection with the business and affairs of the Corporation or any affiliate of the Corporation.

     D. Definition of Confidential Information. "Confidential Information" shall include, but not be limited to, the following types of information, both existing and contemplated, and regarding either the corporation, its affiliates or any company from whom the Corporation has acquired its assets: corporate agreements; information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, patent applications and any litigation or negotiations; marketing information, including sales strategies, tactics, methods, customers, prospects or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors and holdings; operational information, including control and inspection practices, manufacturing processes and methods, suppliers and parts; technical information, including machinery designs, product designs, drawings and specifications; technology, including patents, processes and any other information used to manufacture the Corporation's products or provide the services which Corporation provides; and personnel information, including personnel lists, resumes, personal data, organizational structure and performance evaluations. Confidential Information is limited to that information which is not generally known or hereafter becomes known through no breach

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by Executive of this Agreement to the public and does not include general skills, knowledge and experience acquired by the Executive before and/or during his employment with the Corporation.

     E. Employment By Others. Provided that the Executive devotes the substantial majority of his time, energy and skill to the Corporation during the term hereof he is not prohibited from engagement by others as a director, (subject to a maximum of four), provided that any such engagement shall not be in the fields of refractive laser surgery or optometric practice management.

     SECTION V.  Inventions and Discoveries. The Executive agrees:

     A. That he will promptly disclose to the Corporation all inventions, discoveries and improvements whether patentable or not, made or conceived during the Term hereof, which are within or in any way related to the existing or contemplated scope (now or at any later time during such Term), of the business of the Corporation. An invention, discovery or improvement shall be deemed to have been made within such Term if it is made or conceived within twelve (12) months after the end of such Term and results from or was suggested by the Executive's employment by the Corporation.

     B. That he will upon request assign to the Corporation or to any other party designated by the Corporation, any or all of said inventions, discoveries or improvements, any patent applications filed thereon, together with all extensions, reissues and renewals thereof in this and in all foreign countries; that he will promptly execute all proper papers for these purposes and for use in applying for, obtaining and maintaining all such patents as the Corporation may request, all at the expense of the Corporation, in the event any of such inventions, discoveries or improvements are not included within the scope of the Patent Agreement. The Executive's obligation to execute the papers and assignments specified in this paragraph shall continue at all times beyond the period of his employment and shall bind his heirs, assigns, executors, administrators and other legal representatives.

     SECTION VI.  Termination of Employment.

     A. The Executive's employment as provided in Section I hereto may be terminated by the Corporation at any time, but only (a) upon any breach by the Executive of this Agreement under Sections IV and V hereof; or (b) upon repeated willful neglect by the Executive of any duty or responsibility created pursuant to Section I.B. hereof, which breach or neglect shall not have been cured within thirty (30) days after written notice to the Executive; (c) after the Executive shall have been unable because of "Disability", as hereinafter defined, to perform his duties for a cumulative period of twelve (12) months within any eighteen (18) month period; or (d) upon his death. Before termination for disability as provided herein, all the terms of this Agreement shall remain in effect, including, without limitation, salary and fringe benefit provisions.
The term "Disability" means any physical or mental condition of the Executive which shall substantially

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incapacitate him from performing his principal duties hereunder. If any controversy shall arise as to the existence of a Disability condition, the Executive shall be examined by a physician who shall have performed the most recent physical examination of Executive, or if none, by such physician who shall have performed a recent physical examination of any executive officer of the Corporation, and the decision of such physician shall be conclusive and binding on both parties.

     B. Termination by the Corporation by any other means shall obligate the Corporation to pay to Executive the Severance payments set forth in Section VII below. Executive may terminate the contract within sixty (60) days after written notice to the Company, without any payment of the severance benefits set forth in Section VII below.

     SECTION VII. Severance. In the event that Executive's employment hereunder is terminated by the Corporation for any other reason other than the Corporation's rights under Section VI or the occurrence of a Change of Control, then Executive shall receive a severance payment equal to twelve (12) months of salary at his then current rate of salary. In the event of the occurrence of a Change of Control Executive shall receive a severance payment equal to three (3) times Executive's annual salary during the last year of Executive's employment with the Corporation. The severance payments provided herein shall be payable in one lump sum within 30 days of the occurrence of a Change of Control, payable at the option of the Corporation either in cash or in common stock of the Corporation or the stock of the corporate acquirer of a 51% majority of the common stock of the Corporation, valued at the bid side of the market for such stock, and shall include demand registration rights within one year of such severance payment. For purposes of this Section, the term Change of Control shall mean a change in the ownership of the Outstanding Common Stock, (defined as including then outstanding common stock together with the underlying common stock of all outstanding convertible indebtedness or convertible preferred securities, but not unexercised warrants or options) such that 50% or more of the Outstanding Common Stock is owned by other than shareholders who own outstanding stock on the date hereof.

     VIII. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first-class, registered mail, return receipt requested, postage and registry fees pre-paid and addressed as follows:

     A.  If to the Executive:

     John L. Edwards
     4656 Stone Ridge Trail
     Sarasota, Florida 34232

     B.  If to Corporation:

     Eyemakers, Inc.

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     4100 McEwen, Suite 160
     Dallas, TX  75244
     Attention: Corporate Secretary

     Addresses may be changed by notice in writing signed by the addressee:

     SECTION IX. Submission to Jurisdiction. The Executive hereby expressly submits to the jurisdiction of all federal and state courts located in the state of Nevada, and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served upon the Executive within or without such courts' jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed.

     SECTION X. Miscellaneous.

     A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Nevada.

     B. This Agreement embodies the entire agreement and understanding between the Corporation and the Executive.

     C. This Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the Party against whom such amendment, modification, waiver or discharge is sought to be enforced.

     D. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective personal representatives, successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other, except that Corporation may assign its rights under this Agreement.

     E. All schedules and Exhibits hereto are made a part of this Agreement as though set forth in full herein.

     F. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

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JOHN L. EDWARDS                          EYEMAKERS, INC.

     [signed]                                   [signed]
_______________________________          By:________________________________
                                         Title:

ATTEST:

Witness:                                 Witness:

     [signed]                                   [signed]
_______________________________              __________________________________




                         EXHIBIT A  -  BONUS CRITERIA


 TO EARN %
 SHOWN OF
BASE SALARY           PERFORMANCE OF THE CORPORATION TO BOARD-APPROVED BUDGETS
-----------           --------------------------------------------------------
   100%            100% of budgeted revenue and 70% of budgeted operating income

    90%             90% of budgeted revenue and 60% of budgeted operating income

    80%             80% of budgeted revenue and 50% of budgeted operating income

At the discretion  Below 80% of budgeted revenue and 50% of budgeted operating
 of the Board of   income
    Directors.

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